AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 13, 2008
REGISTRATION NO. 333-102452

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2
ON FORM S-3
TO FORM S-1/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________________________________

AIR METHODS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	84-0915893
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7301 South Peoria
Englewood, Colorado 80112
(303) 792-7400
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Aaron D. Todd, Chief Executive Officer
7301 South Peoria
Englewood, Colorado 80112
(303) 792-7400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________________________________

With Copies To

Lester R. Woodward
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
(303) 892-9400

Approximate date of commencement of proposed sale to the public:  Not applicable

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 2 relates to the registration statement filed on January 10, 2003 by Air Methods Corporation, a Delaware corporation (“Air Methods”), on Form S-1, File No. 333-102452, with the Securities and Exchange Commission, which was amended by Form S-1/A filed on January 23, 2003 and further amended by Form S-1/A filed on January 28, 2003 (together, the “Original Registration Statement”).  The Original Registration Statement was subsequently declared effective.  Pursuant to Air Methods’ undertaking under Item 512(a)(3) of Regulation S-K, Air Methods hereby removes and withdraws from registration by means of this Post-Effective Amendment No. 2 all securities registered under the Original Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 2 to the Original Registration Statement No. 333-102452 to be signed on its behalf by the undersigned, thereunto duly authorized, in Englewood, Colorado, on June 11, 2008.

AIR METHODS CORPORATION

By:	/s/ Aaron D. Todd
Aaron D. Todd
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Original Registration Statement No. 333-102452 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Aaron D. Todd		Chief Executive Officer and Director	June 11, 2008
Aaron D. Todd		(Principal Executive Officer)

/s/ Trent J. Carman		Chief Financial Officer (Principal	June 11, 2008
Trent J. Carman		Financial and Accounting Officer)

/s/ Sharon J. Keck		Principal Accounting Officer	June 11, 2008
Sharon J. Keck

*		Chairman of the Board	June 11, 2008
George W. Belsey

*		Director	June 11, 2008
Ralph J. Bernstein

*		Director	June 11, 2008
Samuel H. Gray

		Director	June ___, 2008
C. David Kikumoto

*		Director	June 11, 2008
Carl H. McNair, Jr.

*		Director	June 11, 2008
Lowell D. Miller, Ph.D.

		Director	June ___, 2008
David A. Roehr

*		Director	June 11, 2008
Morad Tahbaz

* By:	/s/ Aaron D. Todd		June 11, 2008
Aaron D. Todd, Attorney-in-Fact